SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

Not Applicable          94-1347393
(Jurisdiction of incorporation or        (I.R.S. Employer
    organization if not a U.S. national             Identification No.)
                          bank)

                          420 Montgomery Street
San Francisco, CA             94163
(Address of principal executive offices)       (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-172
Sixth and Marquette, 17th Floor
Minneapolis, MN 55479
(agent for services)
_____________________________

Berry Petroleum Company
                    (Exact name of obligor as specified in its charter)

Delaware          77-0079387
(State or other jurisdiction of        (I.R.S. Employer
incorporation or organization)        Identification No.)
                        5201 Truxtun Avenue, Suite 300                             93309
                        Bakersfield, CA
                        (Address of principal executive offices)                         (Zip code)
_____________________________
% SENIOR and SUBORDINATED DEBT SECURITIES
(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency,
Treasury Department
Washington, D.C. 20230

Federal Deposit Insurance Corporation
Washington, D.C. 20429

Federal Reserve Bank of San Francisco
San Francisco, CA 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 15. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.
              Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1. A copy of the Articles of Association of the trustee now in effect. *

Exhibit 2. A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 4. Copy of By-laws of the trustee as now in effect. *

Exhibit 5. Not applicable.

Exhibit 6. The consents of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 7. Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8. Not applicable.

Exhibit 9. Not applicable.

*	Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on 2nd day of June, 2006.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Maddy Hall
Name: Maddy Hall
Title: Assistant Vice President

Exhibit 6

June 2, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Maddy Hall
Maddy Hall
Assistant Vice President

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2005, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts
In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$ 15,347
Interest-bearing balances	1,496
Securities:
Held-to-maturity securities	0
Available-for-sale securities	37,327
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	2,394
Securities purchased under agreements to resell	950
Loans and lease financing receivables:
Loans and leases held for sale	37,316
Loans and leases, net of unearned income	255,460
LESS: Allowance for loan and lease losses	2,122
Loans and leases, net of unearned income and allowance	253,338
Trading Assets	6,375
Premises and fixed assets (including capitalized leases)	3,846
Other real estate owned	173
Investments in unconsolidated subsidiaries and associated companies	377
Customers’ liability to this bank on acceptances outstanding	70
Intangible assets
Goodwill	8,735
Other intangible assets	13,074
Other assets	22,440

Total assets	$ 403,258

LIABILITIES
Deposits:
In domestic offices	$ 295,315
Noninterest-bearing	82,045
Interest-bearing	213,270
In foreign offices, Edge and Agreement subsidiaries, and IBFs	24,081
Noninterest-bearing	5
Interest-bearing	24,076
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	12,959
Securities sold under agreements to repurchase	4,684

Dollar Amounts
In Millions

Trading liabilities	5,276
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	5,267
Bank’s liability on acceptances executed and outstanding	70
Subordinated notes and debentures	7,830
Other liabilities	11,951

Total liabilities	367,433

Minority interest in consolidated subsidiaries	54

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,671
Retained earnings	10,249
Accumulated other comprehensive income	331
Other equity capital components	0

Total equity capital	35,771

Total liabilities, minority interest, and equity capital	$ 403,258

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Karen B. Martin
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate
Federal regulatory authority and is true and correct.

Dave Munio
John Stumpf    Directors
Avid Modjtabai